UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2026 (January 20, 2026)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 20, 2026, Pluri Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(2), which requires the Company to maintain a minimum of $35 million in market value of listed securities (“MVLS”) for continued listing on The Nasdaq Capital Market (the “MVLS Requirement”), nor is it in compliance with either of the alternative listing standards, including having stockholders’ equity of at least $2.5 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years.

The Notice has no immediate effect on the listing or trading of the Company’s common shares, which will continue to trade on The Nasdaq Capital Market under the symbol “PLUR”.

Pursuant to the Notice, and in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided with an initial period of 180 calendar days, until July 20, 2026, to regain compliance with the MVLS Requirement (the “Compliance Period”). Nasdaq indicated that if, at any time during the Compliance Period, the Company’s MVLS closes at $35 million or more for a minimum of 10 consecutive business days (unless Nasdaq, in its discretion, requires a longer period, but generally no more than 20 consecutive business days), Nasdaq will provide a written confirmation that the Company has regained compliance and the matter will be closed. In the event the Company does not regain compliance within the Compliance Period, the Company expects that Nasdaq will provide written notification that the Company’s securities are subject to delisting. At that time, the Company may be eligible to appeal any delisting determination to a Nasdaq Hearings Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

The Company is evaluating options to regain compliance with the MVLS Requirement and intends to take appropriate actions to regain compliance; however, there can be no assurance that the Company will be able to regain compliance with all applicable requirements or maintain compliance thereafter.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with Nasdaq Listing Rule 5550(b)(2), the timing of any such compliance, the actions the Company may take to regain or maintain compliance, Nasdaq’s determination regarding the Company’s continued listing and the effect thereof. Words such as “may”, “will”, “should”, “could”, “would”, “expect”, “intend”, “plan”, “believe”, “estimate”, “target”, “potential”, “continue”, “anticipate”, “seek”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include, among others, the Company’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements, changes in the Company’s market value of listed securities, general market and economic conditions, and other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other filings the Company makes with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. For more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: January 22, 2026	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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